UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Finisar Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Finisar Corporation

1389 Moffett Park Drive

Sunnyvale, CA 94089

www.finisar.com

NEWS RELEASE

Steve Workman	Victoria McDonald
Chief Financial Officer	Sr. Manager, Corporate Communications
Finisar Corporation	Finisar Corporation
408-548-1000	408-542-4261
investor.relations@finisar.com	victoria.mcdonald@finisar.com

Finisar To Announce First Fiscal Quarter Financial Results

To Discuss Preliminary Results for Optium’s Fourth Fiscal Quarter

SUNNYVALE, Calif., August 20, 2008 Market Wire —Finisar Corporation (NASDAQ:FNSR), a technology leader in gigabit fiber optic solutions for high-speed networks, will announce financial results for its first fiscal quarter ended August 3, 2008 at the close of market on Monday, September 8, 2008. The announcement will be followed by Finisar’s regular quarterly conference call with analysts and investors at 2:00 p.m. PDT/5:00 p.m. EDT.  Subject to the approval of Finisar’s combination with Optium Corporation at stockholder meetings of both companies on August 28, 2008 and the subsequent closing of the transaction, Finisar will also discuss preliminary financial results for Optium’s fourth fiscal quarter ended August 2, 2008 in Finisar’s first quarter financial release and in the conference call.  Optium’s preliminary results will be subject to completion of an audit of Optium’s annual financial statements.

Jerry Rawls, Finisar’s Chairman, and Steve Workman, Finisar’s Chief Financial Officer, will discuss financial results for the quarter and Finisar’s current business outlook and answer questions from analysts who currently follow the Company.  Subject to the consummation of the merger, Eitan Gertel, Optium’s Chairman and Chief Executive Officer, who will become Finisar’s Chief Executive Officer following the merger, will also participate in the call.

Internet Access:

See investor relations page at www.finisar.com

Phone Access:

Dial in:  (866) 393-6455 (domestic) or (706) 634-9717 (international)

Pass code: 59772319

A replay of the webcast will be available shortly after the conclusion of the call on the Company’s website. An audio replay of the call will be accessible to the public by calling (800) 642-1687 (domestic) or (706) 645-9291 (international) and then, following the prompts, enter conference ID 59772319 and record your name, affiliation, and contact number. The audio replay will be available for two weeks following the call.

Analyst/Investor Meeting

On October 7, 2008, Finisar will be hosting an Investor/Analyst Day for the investment community (see separate release). The event will be held at the Metropolitan Club in New York City. To pre-register for the event please click the link provided below.

http://investor.finisar.com/rsvp.cfm

About Finisar

Finisar Corporation (NASDAQ: FNSR) is a global technology leader for fiber optic components and subsystems and network test and monitoring systems. These products enable high-speed voice, video and data communications for networking, storage and wireless applications over Local Area Networks (LANs), Storage Area Networks (SANs), and Metropolitan Area Networks (MANs) using Ethernet, Fibre Channel, IP, SAS, SATA and SONET/SDH protocols.  Subject to completion of the pending combination with Optium, the Company will offer additional high performance optical subsystem products for use in telecommunications and cable TV network systems. The Company is headquartered in Sunnyvale, California, USA. More information can be found at www.finisar.com.

Important Additional Information

In connection with the proposed combination of Finisar and Optium Corporation, Finisar has filed with the SEC a Registration Statement on Form S-4 containing a Joint Proxy Statement/Prospectus and Optium has filed with the SEC the same Joint Proxy Statement/Prospectus.  The definitive Joint Proxy Statement/ Prospectus has been mailed to the stockholders of Finisar and Optium.  Each company will also file with the SEC from time to time other documents relating to the proposed combination.  INVESTORS AND SECURITY HOLDERS ARE URGED TO READ CAREFULLY THE JOINT PROXY STATEMENT/ PROSPECTUS AND OTHER DOCUMENTS FILED BY EITHER FINISAR OR OPTIUM WITH THE SEC RELATING TO THE PROPOSED COMBINATION WHEN THEY ARE FILED, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED COMBINATION.

Copies of the documents filed with the SEC by Finisar or Optium may be obtained free of charge from the SEC website maintained at www.sec.gov.  In addition, Finisar’s SEC filings may be obtained free of charge from Finisar’s website (www.Finisar.com) or by calling Finisar’s Investor Relations department at 408-542-5050 and Optium’s filings may be obtained free of charge from Optium’s website (www.Optium.com) or by calling Optium’s Investor Relations department at 267-803-3801.

Each of Finisar and Optium, and its respective directors and executive officers, may be deemed to be participants in the solicitation of proxies from that company’s respective stockholders in connection with the proposed combination.  Information about the directors and executive officers of Finisar (including their respective ownership of Finisar shares) and the directors and executive officers of Optium (including their respective ownership of Optium shares) is contained in the Joint Proxy Statement/Prospectus filed with the SEC.

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